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                                                         EXHIBIT 10. (iii)(A)(4)

                             CHOICECARE CORPORATION
                       1996 LONG TERM STOCK INCENTIVE PLAN


1.       PURPOSE.

         The purpose of the ChoiceCare Corporation 1996 Long Term Stock Incentive Plan (the "Plan") is to further the long term growth of ChoiceCare Corporation (the "Company") by offering competitive incentive compensation to employees of the Company and its subsidiaries. The Plan is also intended as a means of reinforcing the commonality of interest between the Company's shareowners and the employees who are participating in the Plan and as an aid in attracting and retaining employees of outstanding abilities and specialized skills. The Plan shall become effective on the date on which it is approved by the shareholder of the Company.

2.       ADMINISTRATION.

         2.1 The Plan shall be administered by the Human Resources and Compensation Committee of the Company's Board of Directors (the "Committee"), none of the members of which may be an employee of the Company or any subsidiary of the Company.

         2.2 Subject to the limitations of the Plan, the Committee shall have the sole and complete authority (a) to select from the class of employees eligible to have awards made to them under the Plan (as is identified in Section 4 of this Plan) those employees who shall be eligible to have awards made to them under the Plan ("Participants"), (b) to make awards in such forms and amounts as it shall determine and to cancel or suspend awards, (c) to impose such limitations, restrictions and conditions upon awards as it shall deem appropriate, (d) to interpret the Plan and to adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan and (e) to make all other determinations and to take all other actions necessary or advisable for the proper administration of the Plan; except that the selection of the officers who shall be Participants and the forms and amounts of awards granted to the officers shall be subject to the approval of the Board of Directors of the Company. Determinations of fair market value under the Plan shall be made in accordance with the methods and procedures established by the Committee. For purposes of the Plan, the fair market value of any award which is issued as an incentive stock option shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse. The Committee's determinations on matters within its authority shall be conclusive and binding on the Company and all other parties.

3.       TYPES OF AWARDS.

         Awards under the Plan shall constitute or be otherwise based on common shares of the Company ("Common Shares") and may be issued in any one or more of the following: (a) stock options, including incentive stock options ("ISOs"),
(b) stock appreciation rights ("SARs"), in tandem with stock options or free-standing, (c) restricted stock, (d) performance shares and performance units conditioned upon meeting performance criteria and (e) other awards valued in whole or in part by reference to or otherwise based on Common Shares ("other stock unit


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awards"). In connection with any award or any deferred award, payments may also be made representing dividends or interest or their equivalent. No awards shall be granted under the Plan after 10 years from the date the Plan is approved by the shareholder of the Company or the date the Plan is adopted, whichever occurs earlier.

4.       SHARES SUBJECT TO PLAN AND ELIGIBLE EMPLOYEES.

         4.1 Subject to adjustment as provided in Section 12 below, awards, including but not limited to ISOs, may be made under the Plan of or otherwise based on up to 2,000,000 Common Shares, and no further awards may be made under the Plan once awards of or otherwise based on such number of Common Shares have been granted. In the future, if another company is acquired by the Company or any of its subsidiaries, any Common Shares covered by or issued as a result of the assumption or substitution of outstanding grants of the acquired company shall not be deemed issued under the Plan and shall not be subtracted from the Common Shares available for grant under the Plan. The Common Shares deliverable under the Plan may consist in whole or in part of authorized and unissued shares or treasury shares. Notwithstanding the foregoing, if any award is forfeited, or an award is terminated without issuance of Common Shares or other consideration, the Common Shares subject to such award shall again be available for grant pursuant to the Plan.

         4.2 The class of employees eligible to have awards made to them under the Plan, if selected by the Committee to be Participants, shall be all employees of the Company and its subsidiaries.

5.       STOCK OPTIONS.

         All stock options granted under the Plan shall be subject to the following terms and conditions:

         5.1 The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any Participant options to purchase Common Shares, which options may be ISOs, options that are not ISOs, or both. The grant of an option shall be evidenced by a signed written agreement ("Stock Option Agreement") containing such terms and conditions as the Committee may from time to time prescribe.

         5.2 The purchase price per Common Share of any stock option granted under the Plan shall be determined by the Committee but shall not be less than 100% of the fair market value of a Common Share on the date the stock option is granted.

         5.3 Unless otherwise prescribed by the Committee in the Stock Option Agreement, each option granted under the Plan shall be for a period of ten years, shall be exercisable in whole or in part only after one year has expired from the date the option is granted, shall thereafter be exercisable in whole or in part before it terminates under the provisions of the

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Stock Option Agreement, shall require that written notice of exercise be given and shall provide the option price be paid in full in cash at the time of exercise. The Committee may, however, permit a Participant, in lieu of part or all of the cash payment, to make payment in Common Shares or other property, valued at fair market value on the date of exercise, as partial or full payment of the option price. As soon as practicable after receipt of each notice and full payment, the Company shall deliver to the Participant a certificate or certificates representing the acquired Common Shares.

         5.4 Any ISO granted under the Plan shall be exercisable upon the date or dates specified in the Stock Option Agreement, but not earlier than one year after the date of grant of the ISO and not later than 10 years after the date of grant of the ISO. To the extent that, with respect to any options which are intended to be ISOs, the aggregate fair market value, determined as of the date of grant, of Common Shares for which such options are exercisable for the first time during any calendar year as to any Participant under this Plan (and all other plans of the Company and its parent and subsidiary corporations) exceeds the maximum limitation in section 422(d) of the Internal Revenue Code (as such section currently exists or is hereafter amended or renumbered), such options shall be treated as options that are not ISOs. The limitation set forth in the immediately preceding sentence shall be applied by taking ISOs into account in the order in which they were granted. Notwithstanding any other provision of the Plan to the contrary, no individual will be eligible for or granted an ISO if that individual owns stock of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries.

         5.5 The maximum number of Common Shares with respect to which options may be granted to any Participant is 400,000 during the first 12 months commencing on the date the Plan is adopted and 200,000 during each succeeding 12-month period.

6.       STOCK APPRECIATION RIGHTS.

         6.1 A SAR may be granted free-standing or in tandem with new options or after the grant of a related option which is not an ISO. The SAR shall represent the right to receive payment of a sum not to exceed the amount, if any, by which the fair market value of the Common Shares subject to the SAR on the date of exercise of the SAR (or, if the Committee shall so determine in the case of any SAR not related to an ISO, any time during a specified period before the exercise date) exceeds the grant price of the SAR. Each SAR shall be evidenced by a signed written agreement containing such terms and conditions as the Committee may determine.

         6.2 The grant price (which shall not be less than the fair market value of the Common Shares subject to the SAR on the date of grant) and other terms of the SAR shall be determined by the Committee.

         6.3 Payment of the amount to which a Participant is entitled upon the exercise of a SAR shall be made in cash, Common Shares or other property or in a combination thereof, as

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the Committee shall determine. To the extent that payment is made in Common
Shares or other property, the Common Shares or other property shall be valued at fair market value on the date of exercise of the SAR.

         6.4 Unless otherwise determined by the Committee, any related option shall no longer be exercisable to the extent the SAR has been exercised and the exercise of an option shall cancel the related SAR to the extent of such exercise.

         6.5 The maximum number of Common Shares with respect to which SARs may be granted to any Participant is 400,000 during the first 12 months commencing on the date the Plan is adopted and 200,000 during each succeeding 12-month period.

7.       RESTRICTED STOCK.

        Common Shares awarded as restricted stock may not be disposed of by the recipient until certain restrictions established by the Committee lapse. Recipients of restricted stock are not required to provide consideration other than the rendering of services or the payment of any minimum amount required by law, unless the Committee otherwise establishes certain conditions or restrictions. The Participant shall have, with respect to Common Shares awarded as restricted stock, all of the rights of a shareholder of the Company, including the right to vote the shares, and the right to receive any cash dividends, unless the Committee shall otherwise determine. Upon termination of employment during the restriction period, all restricted stock shall be forfeited, subject to such exceptions, if any, as are authorized by the Committee, as to termination of employment, retirement, disability, death or special circumstances. Each award of restricted stock shall be evidenced by a signed written agreement containing such terms and conditions as the Committee may determine.


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8.       PERFORMANCE SHARES AND UNITS.

         8.1 The Committee may award to any Participant performance shares and performance units (collectively, "Performance Awards"). Each Performance Award which is a performance share shall represent, as the Committee shall determine, one Common Share which becomes payable after certain performance criteria are met with respect to a certain performance period. Each Performance Award which is a performance unit shall represent the right of a Participant to receive an amount equal to a value, determined in relation to a Common Share and in the manner established by the Committee at the time of award, which becomes payable after the certain performance criteria are met with respect to a certain performance period. Recipients of Performance Awards are not required to provide consideration other than the rendering of service, unless the Committee otherwise establishes certain conditions or restrictions.

         8.2 Each Performance Award under the Plan shall be evidenced by a signed written agreement containing such terms and conditions as the Committee may determine.

         8.3 The performance period for each Performance Award shall be of such duration as the Committee shall establish at the time of award ("Performance Period"). There may be more than one award in existence at any one time, and Performance Periods may differ. The performance criteria for each Performance Period shall be determined by the Committee.

         8.4 The Committee may provide that amounts equivalent to dividends paid shall be credited with respect to each Performance Award which is a performance share, and that amounts equivalent to interest at such rates as the Committee may determine shall be credited with respect to amounts equivalent to dividends previously credited to the Participant. The Committee may provide that amounts equivalent to interest at such rates as the Committee may determine shall be credited with respect to each Performance Award which is a performance unit.

         8.5 Payment of a Performance Award which is a performance share and any related dividends, amounts equivalent to dividends and amounts equivalent to interest may be made, in a lump sum or in installments, in cash, Common Shares or other property or in a combination thereof, as the Committee may determine. Payment of a Performance Award which is a performance unit and any related amounts equivalent to interest may be made, in a lump sum or in installments, in cash, Common Shares or other property or in a combination thereof, as the Committee may determine.


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9.       OTHER STOCK UNIT AWARDS
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         9.1    The Committee is authorized to grant to Participants, either alone or in addition to other awards granted under the Plan, any other types of other stock unit awards. Other stock unit awards may be paid in cash, Common Shares, other property or in a combination thereof, as the Committee shall determine. Each award of an other stock unit award shall be evidenced by a signed written agreement containing such terms and conditions as the Committee may determine.

         9.2 The Committee shall determine the Participants to whom other stock unit awards are to be made, the times at which such awards are to be made, the number of shares to be granted pursuant to such awards and all other conditions of such awards. The provisions of other stock unit awards need not be the same with respect to each recipient. The Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber the Common Shares or other securities prior to the later of the date on which the Common Shares are issued, or the date on which any applicable restriction, performance or deferral period lapses. Common Shares granted pursuant to other stock unit awards may be issued for no cash consideration or for such minimum consideration as may be required by applicable law. Common Shares purchased pursuant to purchase rights granted pursuant to other stock unit awards may be purchased for such consideration as the Committee shall determine, which price shall not be less than the fair market value of such Common Shares on the date of grant, unless the Committee otherwise elects.


10.      NONASSIGNABILITY OF AWARDS.
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         No award granted under the Plan shall be assigned, transferred, pledged or otherwise encumbered by a Participant, otherwise than by will or by the laws of descent and distribution. Each award shall be exercisable during the Participant's lifetime only by the Participant.

11.      DEFERRALS OF AWARDS.
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         The Committee may permit Participants to defer the distribution of all or part of any award in accordance with such terms and conditions as the Committee shall establish.

12.      ADJUSTMENTS.
         ------------

         12.1 In the event of any change affecting the Common Shares by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporation change, or any distributions to common shareholders other than cash dividends, the Committee shall make such substitution or adjustment in the aggregate number or class of shares which may be distributed under the Plan and in the number, class and option price or other price of shares subject to the outstanding awards granted under the Plan as it deems to be appropriate in order to maintain the purpose of the original grant.

         12.2 The Committee shall be authorized to make adjustments in performance award criteria or in the terms and conditions of other awards in recognition of unusual or non-recurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any award in the manner and to the extent it shall deem desirable to carry it into effect.

13.      BOARD OF DIRECTORS.
         -------------------

         Notwithstanding any other provisions hereof to the contrary, the Board of Directors of the Company may, in its discretion, assume any responsibilities otherwise assigned to the Committee and may amend, alter or discontinue the Plan or any portion thereof at any time, provided that no such action shall impair the rights of a Participant without the Participant's consent and provided that no amendment shall (a) increase the total number of shares reserved for issuance pursuant to the Plan; (b) change the class of eligible Participants; or (c) materially increase the benefits under the Plan without the approval of a majority of its outstanding shares of the Company present, or represented, and entitled to a vote at a meeting duly held in accordance with the applicable laws of the state in which the Company is incorporated.


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14.      CHANGE OF CONTROL.
         ------------------

         14.1 Notwithstanding any other provision of the Plan to the contrary, if a "change in control", as defined below, occurs, any stock option, SAR or restricted stock granted under the Plan prior to such change in control shall be immediately and fully exercisable and free of all restrictions regardless of any limits on exercise or other restrictions that may have been imposed under the stock option, SAR or restricted stock.

         14.2 "Change in control" means: (a) the election of persons constituting a majority of the whole number of directors of the Company, which persons were not nominated by the nominating committee of the Company or, if so nominated, were not recommended by a majority of the directors in office prior to being nominated by such nominating committee unless the person nominated is nominated to take the place of an individual previously so recommended by the directors who has died, become disabled or chose not to serve, in which event that nominee shall be deemed to be recommended by the majority of the directors in office if such majority recommends that nominee at the meeting of directors next following the nomination of such person; (b) any consolidation or merger of the Company if, within two years after such consolidation or merger, individuals who were directors of the Company immediately prior to such consolidation or merger cease to constitute a majority of the Board of Directors of the Company or its successor by consolidation or merger; (c) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company other than to a directly or indirectly majority-owned subsidiary of the Company; (d) the sale of a majority of the voting interest in any subsidiary or subsidiaries of the Company, which subsidiary or subsidiaries before such sale held assets that constituted all or substantially all of the assets of the Company and its subsidiaries on a consolidated basis; (e) the sale of a minority voting interest in the Company or any direct or indirect subsidiary or subsidiaries of the Company, which subsidiary or subsidiaries before the sale held assets that constituted all or substantially all of the assets of the Company and its subsidiaries on a consolidated basis, which gives the minority owner the ability to elect more than one-third of the board of directors of the Company; or (f) the approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company. For purposes of this Agreement, all directors of the Company serving as of January 1, 1996 are deemed to have been nominated by the nominating committee of the Company and recommended by a majority of the directors in office.

15.      WITHHOLDING.
         ------------

         At the Committee's discretion, the recipient of any award under the Plan may be required to pay to the Company, in cash, Common Shares or other property, or a combination thereof, the amount of any taxes required to be withheld with respect to such award or, in the case of an award in the form of Common Shares, the Company shall have the right to retain from such award a sufficient number of Common Shares to satisfy the applicable withholding tax obligation.


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16.      SUBSIDIARIES.
         -------------

         For purposes of the Plan, a "subsidiary" of the Company means any corporation of which at least 51% of the total combined voting power of all classes of its stock is owned by the Company.





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